EXHIBIT 99

NEWS BULLETIN


FOR FURTHER INFORMATION:

         POINT.360
         7083 HOLLYWOOD BLVD. SUITE 200
         HOLLYWOOD, CA 90028
         Nasdaq:  PTSX

AT THE COMPANY:
Alan Steel
Executive Vice President
(323) 860-6206


FOR IMMEDIATE RELEASE - HOLLYWOOD, CA, November 10, 2004

POINT.360 REPORTS $0.5 MILLION ($0.05 PER SHARE) THIRD QUARTER 2004 PROFIT BEFORE SPECIAL CHARGES.

   o Company reports loss of $0.1 million ($0.01 per share) after special charges vs. income of $1.1 million ($0.11 per share) in the prior year quarter.

   o Company writes off $1.0 million of settlement costs associated with terminated proposed acquisition.

   o Company delivers nine-month net income of $1.1 million ($0.11 per share) before special charges; $0.5 million ($0.05 per share) after special charges. Comparable amounts in 2003 were net income of $3.0 million ($0.32 per share) before special charges; net income of $2.3 million ($0.25 per share) after special charges.

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced results for the three- and nine-month periods ended September 30, 2004.

Haig S. Bagerdjian, the Company's Chairman, President and Chief Executive Officer, said: "We have experienced a drop in sales volume due to price compression in the industry, mostly offset by the acquisition of International Video Conversions, Inc. With the IVC acquisition and recent significant additions to our sales and general management teams, we are prepared to positively grow the top line. Additionally, with our vault consolidation and certain legal issues behind us, we are also expecting better bottom line performance in future quarters."

REVENUES

Revenue for the third quarter ended September 30, 2004, totaled $16.5 million compared to $16.7 million in the same quarter of 2003. Revenues for the nine months ended September 30, 2004 were $45.8 million, down 8% from $49.8 million in the 2003 period. The decline in 2004 is due to lower spot advertising distribution for studio film releases and the early 2003 completion of a large film re-mastering project which contributed to higher 2003 sales. The declines were offset by the addition of $3.3 million for the three and nine-month periods from the July 1, 2004 acquisition of IVC.

GROSS MARGIN

In the third quarter of 2004, gross margin decreased by 7% of sales. Gross margin on sales was 35% in the 2004 third quarter compared to 42% in the prior year's third quarter.

For first nine months of 2004, gross margin was 35% of sales compared to 39% the 2003 period. The Company achieved $16.2 million of gross profit in the 2004 period compared to $19.3 million in 2003. The decline in gross margins was due to lower sales and duplicated rent associated with a new vault facility. Selling, General and Administrative and Other Expenses

For the third quarter of 2004, SG&A expenses were $4.7 million, or 28% of sales, compared to $4.7 million, or 28% of sales in the third quarter of 2003. For the first nine months of 2004, SG&A was 30% of sales as compared to the prior year 26% of sales. In all periods presented, the write-off of deferred acquisition and financing and settlement costs related to the termination of the potential acquisition of three subsidiaries of Alliance Atlantis Communications, Inc. (Alliance) has been set forth separately in the statistical analyses below. The Company wrote off approximately $1.0 million of such expenses in each of 2003 and 2004.

Interest expense decreased $0.3 million in the third quarter and $1.1 million for the first nine months of 2004 compared to the same periods of last year because of lower debt levels due to principal payments made since September 30, 2003, offset partially by interest on new debt incurred for the purchase of IVC and real property in the third quarter of 2004.

During the quarter ended September 30, 2003, the Company realized a non-cash credit of $181,000 for changes in the fair value of a derivative interest rate swap contract between the beginning and end of that period and amortization of a cumulative-effect adjustment made in 2001. For the first nine months of 2003, the Company realized a non-cash credit of $492,000. These amounts were recorded as required by Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The hedge contract expired in November 2003 and there were no further accounting charges or credits after that date.

OPERATING INCOME (A)

Operating income before special charges decreased $1.2 million in the third quarter of 2004 compared to the same period last year. For the first nine months of 2004, operating income declined to $2.4 million from $6.2 million in 2003 before special charges. The reduction was due to lower sales, and duplicated rent associated with a new facility while the vault consolidation is completed. After the special charge, operating income for the nine-month periods was $5.1 million in 2003 and $1.4 million in 2004.

NET INCOME (LOSS) (A)

For the third quarter of 2004, the Company reported a loss of $0.1 million ($0.01 per share) compared to a net profit of $1.1 million ($0.11 per share) in the same period last year.

For the first nine months of 2004, the Company reported net income of $0.5 million ($0.05 per diluted share) compared to net income of $2.3 million ($0.25 per diluted share) last year. Income tax expense in 2004 was $0.3 million (a 41% effective rate); in 2003 the Company's tax expense was $1.7 million (a 42% effective rate).

EBITDA BEFORE SPECIAL CHARGES (A)

In the third quarter, the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) before special charges was $2.7 million (16% of sales) compared to $3.9 million (23% of sales) in the 2003 period. For the first nine months of 2004, the Company's EBITDA before special charges was $6.5 million (14% of sales) compared to $10.7 million (22% of sales) in 2003. Special charges refer to the write-offs of deferred acquisition, financing and settlement costs.

The following table reconciles the Company's operating income, net income and EBITDA before special charges to the Company's net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles ("GAAP").

       COMPUTATION OF OPERATING INCOME, NET INCOME (LOSS) AND
                 EBITDA BEFORE SPECIAL CHARGES (A)

                              THREE MONTHS ENDED               NINE MONTHS ENDED
                                 SEPTEMBER 30,                    SEPTEMBER 30,
                              --------------------            --------------------
                              2003            2004            2003            2004
                              ----            ----            ----            ----
(in thousands)
Operating income             $  2,207       $     59         $  5,131       $  1,354
Add back:
  Special charge                   41            988            1,043          1,050
                             --------       --------         --------       --------
Operating income before
  special charges            $  2,248       $  1,047         $  6,174       $  2,404
                             ========       ========         ========       ========
Net income (loss)            $  1,075       $    (81)        $  2,337       $    486
Add back:
Special charges,
  net of tax benefit               24            583              605            619
                             --------       --------         --------       --------
Net income before
  special charges            $  1,075       $    502         $  2,942       $  1,105
                             ========       ========         ========       ========
Net income (loss)            $  1,075       $    (81)        $  2,337       $    486
Interest                          533            196            1,628            530
Income taxes                      780            (56)           1,658            338
Depreciation                    1,452          1,622            4,011          4,138
Amortization                        -              -               35              -
                             --------       --------         --------       --------
EBITDA                          3,840          1,681            9,669          5,492
Special charges                    41            988            1,043          1,050
                             --------       --------         --------       --------
EBITDA before
  special charges            $  3,881       $  2,669         $ 10,712       $  6,542
                             ========       ========         ========       ========

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED) (A)

The table below summarizes pro forma results for the three- and nine-month periods ended September 30, 2003 and 2004, without the effects of (1) IVC's contribution and (2) the write-off of deferred Alliance acquisition, financing and settlement costs in 2003 and 2004. IVC was purchased on July 1, 2004. The Alliance write-off represents the costs of due diligence, legal, financing and the settlement of all matters related to the proposed acquisition of three subsidiaries of Alliance, which matters were finalized in 2004 (in thousands except per share amounts):

                                                                          QUARTER ENDED
                                ----------------------------------------------------------------------------------------------------
                                          SEPTEMBER 30, 2003                             SEPTEMBER 30, 2004
                                -------------------------------------     ----------------------------------------------------------
                                   PRO FORMA       (2)         GAAP          PRO FORMA       (1)          (2)          GAAP
                                   ---------       ---         ----          ---------       ---          ---          ----
Revenues                           $ 16,709     $            $ 16,709        $ 13,122     $  3,343     $      -     $ 16,465
Cost of goods sold                   (9,716)           -       (9,716)         (8,907)      (1,822)                  (10,729)
                                   --------     --------     --------        --------     --------     --------     --------
Gross profit                          6,993            -        6,993           4,215        1,521            -        5,736

Selling, general and
  administrative expense (3)         (4,745)           -       (4,745)         (4,008)        (681)           -       (4,689)

Write-off of deferred
  acquisition, financing
  and settlement costs (3)                -          (41)         (41)              -            -         (988)        (988)
                                   --------     --------     --------        --------     --------     --------     --------
Operating income (loss)               2,248          (41)       2,207             207          840         (988)          59
Interest expense, net                  (533)           -         (533)           (118)         (78)           -         (196)
Derivative fair value change            181            -          181               -            -            -            -
                                   --------     --------     --------        --------     --------     --------     --------
Income (loss) before income taxes     1,896          (41)       1,855              89          762         (988)        (137)
(Provision for) benefit
  from income taxes                    (797)          17         (780)            (37)        (312)         405           56
                                   --------     --------     --------        --------     --------     --------     --------
Net income (loss)                  $  1,099     $    (24)    $  1,075        $     52     $    450     $   (583)    $    (81)
                                   ========     ========     ========        ========     ========     ========     ========
Earnings (loss) per share:
  Basic                            $   0.12     $      -     $   0.12        $   0.00     $   0.05     $  (0.06)    $  (0.01)
  Diluted                          $   0.12     $  (0.01)    $   0.11        $   0.00     $   0.05     $  (0.06)    $  (0.01)
Weighted average shares
  outstanding - diluted               9,491        9,491        9,491           9,510        9,510        9,510        9,510
                                   ========     ========     ========        ========     ========     ========     ========

                                                                      NINE MONTHS ENDED
                                ----------------------------------------------------------------------------------------------------
                                          SEPTEMBER 30, 2003                             SEPTEMBER 30, 2004
                                -------------------------------------     ----------------------------------------------------------
                                   PRO FORMA       (2)         GAAP          PRO FORMA       (1)          (2)          GAAP
                                   ---------       ---         ----          ---------       ---          ---          ----
Revenues                           $ 49,775     $      -     $ 49,775        $ 42,503     $  3,343     $           $  45,846
Cost of goods sold                  (30,479)           -      (30,479)        (27,835)      (1,822)                   29,657
                                   --------     --------     --------        --------     --------     --------    ---------
Gross profit                         19,296            -       19,296          14,668        1,521            -       16,189

Selling, general and
  administrative expense (3)        (13,122)           -      (13,122)        (13,116)        (681)           -      (13,785)

Write-off of deferred
  acquisition, financing
  and settlement costs (3)                -       (1,043)      (1,043)              -            -       (1,050)      (1,050)
                                   --------     --------     --------        --------     --------     --------     --------
Operating income (loss)               6,174       (1,043)       5,131           1,552          840       (1,050)       1,354
Interest expense, net                (1,628)           -       (1,628)           (452)         (78)           -         (530)
Derivative fair value change            492            -          492               -            -            -            -
                                   --------     --------     --------        --------     --------     --------     --------
Income (loss) before
  income taxes                        5,038       (1,043)       3,995           1,112          762       (1,050)         824

(Provision for) benefit
  from income taxes                  (2,096)         438       (1,658)           (457)        (312)         431         (338)
                                   --------     --------     --------        --------     --------     --------     --------
Net income (loss)                  $  2,942     $   (605)    $  2,337        $    655     $    450     $   (619)    $    486
                                   ========     ========     ========        ========     ========     ========     ========

Earnings (loss) per share:
  Basic                            $   0.32     $  (0.06)    $   0.26        $   0.06     $   0.05     $  (0.06)    $   0.05
  Diluted                          $   0.32     $  (0.07)    $   0.25        $   0.06     $   0.05     $  (0.06)    $   0.05
Weighted average shares
  outstanding - diluted               9,426        9,426        9,426           9,656        9,656        9,656        9,656
                                   ========     ========     ========        ========     ========     ========     ========

   (1)  Contribution of IVC.
   (2)  Write-off of deferred acquisition, financing and settlement costs.
   (3)  Previously   reported   amounts   have  been   adjusted   to   segregate
        Alliance-related expenses from Selling, General and Administrative expenses for consistency of presentation among periods.
________________________________________________________

   (A) The consolidated statements of income (loss), the measurements of operating income and net income (loss) before special charges, and EBITDA before and after special charges do not represent the results of operations or cash generated from operating activities in accordance with generally accepted accounting principles (GAAP), are not to be considered as an alternative to the statements of income (loss), operating income, net income or any other GAAP measurements as a measure of operating performance and are not necessarily indicative of cash available to fund all cash needs. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors because they illustrate the effect of acquisitions and special charges and/or are measures of the Company's operations before special charges and cash flow available to the Company to pay interest, repay debt, make acquisitions or invest in new technologies. The Company is currently committed to use a portion of its cash flows to service existing debt and, furthermore, anticipates making certain capital expenditures as part of its business plan.


ABOUT POINT.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients' film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360's interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.


FORWARD-LOOKING STATEMENTS

Certain statements in Point.360 press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company's projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company's management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; and (v) statements regarding new business and new acquisitions. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward looking statements. In addition to the factors described in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth, even following the refocus of the Company on sales and streamlined operations; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top-level management changes and (f) general economic and political conditions that adversely impact the Company's customers' willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.